Exhibit 99
PRESS RELEASE FOR IMMEDIATE RELEASE				March 1, 2006
BUTLER NATIONAL CORPORATION REPORTS RECORD THIRD QUARTER, NINE MONTHS FINANCIAL RESULTS AND CONFERENCE CALL

OLATHE, KANSAS, March 1, 2006, - Butler National Corporation (OTC Bulletin Board BUKS), a leading manufacturer and provider of support systems for "Classic" commercial and military aircraft, announces its financial results for the third quarter and nine months ended January 31, 2006. In conjunction with the release, the Company has scheduled a conference call Friday, March 3, 2006 at 9:00AM Central Standard Time.

What: Butler National Corporation Third Quarter and Nine Months Conference Call

When: Friday, March 3, 2006 - 9:00 AM Central Standard Time

How: Live via phone by dialing 800-624-7038 Code: Butler National Corporation. Participants to the conference call should call in at least 5 minutes prior to the start time.

Clark Stewart, President & CEO, Butler National Corp., will be leading the call and discussing results of the third quarter and nine months, the status of existing and new RVSM orders, gaming activities and an outlook on the balance of fiscal 2006.

Historical selected financial data related to all operations:
	Quarter Ended January 31			Nine Months Ended January 31
	(In thousands except per share data)			(In thousands except per share data)
	2006	2005	2004	2006	2005	2004

Net Sales	$3,071	$7,011	$2,626	$12,237	$18,113	$7,013
Operating Income	201	769	219	750	1,936	589
Net Income	37	666	178	350	1,672	484
Per Share Net Income	.00	.02	.00	.01	.04	.01
Total Assets	17,931	16,783	10,695	17,931	16,783	10,695
Long-term Obligations	1,779	2,265	1,564	1,779	2,265	1,564
Shareholders' Equity	9,670	8,390	6,241	9,670	8,390	6,241
New Product Research and Development Cost	342	283	314	1,142	914	1,043
nr = not reported

Management Comments:

"Our sales for the record nine months ended January 31, 2005, were $18,113,000 compared to $12,237,000 for the nine months ended January 31, 2006, a decrease of 32.4%. This has been another successful quarter for Butler National as we continue to build revenues and earnings in our Classic Aviation products. Total revenue for the third quarter-ended January 31, 2006, decreased 56% to $3.1 million as compared to a record $7.0 million for the same period last year. However, total revenue increased 17% over the same period in 2004.

We anticipate continued revenues relating to RVSM installations. We are projecting sales of approximately 50 to 100 Lear 20 series and Lear 30 series installations during the next two years. We are taking orders for both solutions. The Lear 30 Series RVSM solution is currently awaiting FAA approval and we hope to begin installations during the 4th quarter.

We are experiencing an increase, and expect to continue to experience an increase, in our base modification sales and special mission equipment. As the economy grows aircraft owners may elect to update, modify, and purchase business aircraft. We continue to work on new product development to stabilize our long-term revenues.

Avionics sales decreased 8.9% for the nine months and decreased 31% for the third quarter compared to last year. We expect this business segment to significantly increase in future years due to the addition of new fuel system protection devices, like the TSD, and classic aviation defense products. Our Avionics' backlog remains at approximately $3,000,000.

Monitoring sales increased 15% for the quarter and 16% for the nine months compared to the same periods last year. We continue to expand our customer base and installation of new systems as a result of more marketing emphasis. We expect this growth to continue under the new President of Butler National Services, Inc.

The Stables gaming facility in Miami, OK received an approved Class III gaming compact from the NIGC and the State of Oklahoma. We are continuing to see positive effects of the Class III gaming. Revenues from management services related to gaming increased 29% for the quarter and 10% for the nine months compared to the same periods last year.

Currently, our backlog is in excess of $10,000,000. We shipped in excess of $12,000,000 during the past nine months. We are maintaining the backlog, but with a much different product mix. The current backlog contains longer order to shipment cycle time orders for Avionics and Avcon Special Mission products. Last year the backlog was weighted with the shorter order to shipment cycle of the RVSM products. This backlog reflects our product development efforts and their potential results. Our challenge is to ship the backlog and further take advantage of these new products. However, because of our major investment in product development required to continue these new products, we may not always maintain smooth and continuous quarterly profits.

Our focus on 'Classic' Aviation Products, consistent with our long and significant heritage as a manufacturer of airline avionics equipment and a modification facility for airplanes, continues to make a positive showing on the financial statements. It is our intent to provide Classic Aviation Products that will support and promote continued safe commercial and general aviation. We are focused on serving the needs of our customers and enhancing shareholder value," commented Clark D. Stewart, President of the Company.

Our Business:

Butler National Corporation operates in the Aerospace and Services business segments. The Aerospace segment focuses on the manufacturing of support systems for "Classic" commercial and military aircraft including the Butler National TSD for the Boeing 737 and 747 Classic aircraft, switching equipment for Boeing/Douglas Aircraft, weapon control systems for Boeing Helicopter and performance enhancement structural modifications for Learjet, Cessna, Dassault and Raytheon business aircraft. Services include electronic monitoring of water pumping stations, temporary employee services, Indian gaming services and administrative management services.

Forward-Looking Information:

The information set forth above may include "forward-looking" information as outlined in the Private Securities Litigation Reform Act of 1995. The Cautionary Statements, filed by the Company as Exhibit 99 to the Company's Annual Report on Form 10-K, are incorporated herein by reference and investors are specifically referred to such Cautionary Statements for a discussion of factors which could affect the Company's operations and forward-looking statements contained herein.

Management Comments:

Clark D. Stewart, President of the Butler National said, "We just completed the first nine months of fiscal year 2005 on target with our Classic product development plans. We also completed our third profitable year, and exceeded the 2004 profit by 127% in the first nine months of fiscal 2005. Our focus on Classic Aviation Products allowed us to invest in product development and market refinement as an expense, 5% of sales, and show close to a two million dollar operating income. We continue development of new products to stabilize our long-term revenues, including RVSM for the Learjet 20 series and the Falcon 20 series airplanes, weapon control systems, expanded professional services, and extension of our gaming management segment.

Our determination to focus Butler National Corporation on 'Classic' Aviation Products, consistent with our long and significant heritage as a manufacturer of airline avionics equipment and as a modification facility for aircraft in service is beginning to make a positive showing on the financial statements. We intend to provide Classic Aviation Products that will support and promote continued safe commercial and general aviation. Our plans are to provide support to in-service aircraft that will operate with a positive cost benefit into the middle of the 21st century.

Currently, our backlog of almost $12 million reflects the potential to realize the results of our product development efforts. We must continue working hard to ship the backlog, replace the backlog with new orders and further take advantage of these new products. We should note that our April 30, 2004 backlog was approximately 60% of sales during the first nine months of fiscal 2005. We are pleased to see the growth in our backlog for our new Classic Aviation Products and Services. All operating segments made significant accomplishments.
I am pleased with the continued progress and very hard work by our people in this fiscal year. Many programs and projects are being established to continue this progress into the future. We are moving confidently into the balance of fiscal 2005 with a strong balance sheet, a healthy backlog and a platform for growth."

Our Business:

Butler National Corporation operates in the Aerospace and Services business segments. The Aerospace segment focuses on the manufacturing of support systems for "Classic" commercial and military aircraft including the Butler National TSD for the Boeing 737 and 747 Classic aircraft, switching equipment for Boeing/Douglas Aircraft, weapon control systems for Boeing Helicopter and performance enhancement structural modifications for Learjet, Cessna, Dassault and Raytheon business aircraft. Services include electronic monitoring of water pumping stations, temporary employee services, Indian gaming services and administrative management services.

Forward-Looking Information:

The information set forth above may include "forward-looking" information as outlined in the Private Securities Litigation Reform Act of 1995. The Cautionary Statements, filed by the Company as Exhibit 99 to the Company's Annual Report on Form 10-K, are incorporated herein by reference and investors are specifically referred to such Cautionary Statements for a discussion of factors which could affect the Company's operations and forward-looking statements contained herein.

FOR MORE INFORMATION CONTACT:
Craig D. Stewart, Investor Relations
Butler National Corporation
19920 W. 161st Street
Olathe, KS 66062

Jim Drewitz, Public Relations
jdrewitz@comcast.net

Direct Investor Relations (214) 498-7775

Phone office (913) 780-9595
Fax office (913) 780-5088

Public Relations Phone (972) 355-6070

For more information, please visit the Company web site: www.butlernational.com
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